Exhibit 99.1

THE NEWHALL LAND AND FARMING COMPANY 23823 Valencia Blvd. • Valencia, CA 91355 • (661) 255-4000

Investor Contact:	Erik Higgins	Media Contact:	Marlee Lauffer
	(661) 255-4064		(661) 255-4247

FOR IMMEDIATE RELEASE

NEWHALL LAND DECLARES REGULAR QUARTERLY
DISTRIBUTION

Valencia, California, October 21, 2003 – The Newhall Land and Farming Company (NYSE, PSE/NHL) today declared a regular quarterly cash distribution of 10 cents per partnership unit, payable December 8, 2003, to unitholders of record as of November 10, 2003.

The Newhall Land and Farming Company has paid uninterrupted quarterly dividends and distributions for 67 years.  This distribution represents the 272nd consecutive payment by the Company.

Newhall Land is a premier community planner in north Los Angeles County.  Its primary activities are planning communities in Valencia, California and on Newhall Ranch, which together form one of the nation’s most valuable landholdings.  They are located on the Company’s 34,000 acres, 30 miles north of downtown Los Angeles.

The Company maintains a web site at http://www.newhall.com.

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